SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2003

DOCUCON INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10185	74-2418590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 AIRPORT PARK BOULEVARD LATHAM, NEW YORK 12110
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (518) 786-7733

N/A
(Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 5, 2003, Docucon, Incorporated, a Delaware corporation (the “Registrant”) was informed by Ernst & Young LLP (the “Accountant”) of the Accountant’s resignation as independent auditors of the Registrant effective immediately.

No accountant’s report on the financial statements of the Registrant prepared by the Accountant contained an adverse opinion or was modified as to uncertainty, audit scope, or accounting principles.

The resignation of the Accountant was not recommended or approved by the Registrant’s board of directors, audit committee, or similar committee of the board of directors.

The Registrant and the Accountant did not disagree with one another on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUCON, INCORPORATED

Date: September 15, 2003	By:	/s/ Robert W. Schwartz
Robert W. Schwartz, President and CEO